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                                  Exhibit 11a


                  FORM OF APPLICATION FOR SPOUSE INSURANCE SI
                            (GROUP CONTRACT 10354)


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                                [PARAGON LOGO]
APPLICATION FOR                                       SPOUSE APPLICATION
INSURANCE WITH:
                                              ELIGIBILITY FOR INSURANCE COVERAGE
                                              UNDER THE APPLICATION IS LIMITED
                                              TO EMPLOYEES ACTIVELY AT WORK FOR
                                              WAGES. AT LEAST THIRTY 30 HOURS
                                              PER WEEK ON THE DATE OF THIS
                                              APPLICATION.

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Spouse Name ________________________________________________
(Proposed         Last      First      MI        Maiden
 Insured)

Mailing Address ____________________________________________

                ____________________________________________
                      City            State         Zip

Daytime Phone (   )
             -----------------------------------------------

Employee Name ______________________________________________
                        Last      First             MI

Sponsoring Employer ________________________________________


Social Security No: ________-________-________

Date of Birth ________________/_______/_______      [_] Male
                     M            D       Y         [_] Female

Employee Annual Salary ________________________________

Employee Social Security No. __________________________

Employee Date of Birth ________________/_______/_______
                              M            D       Y

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Insurance Applied For:    Amount of Insurance        Premium         Frequency

----------------------    -------------------   ----------------   -------------
[_] Level  [_] Increasing


[_]         Child Insuance Rider
   --------
(Coverage per child (must be less        __________________     _____________
than 18 years old at issue)              Additional Premium     Total Premium

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Beneficiary: _____________________________ Relationship: _______________________
           (Beneficiary will be Employee unless otherwise indicated)

Owner (Employee will be Owner unless otherwise indicated): _____________________
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Will the insurance applied for replace any existing life insurance or annuities?
[_] Yes  [_] No

If "Yes", Detail _______________________________________________________________
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HEALTH QUESTIONS  (PLEASE GIVE DETAILS TO "YES" ANSWERS IN REMARKS SECTION)
----------------
1.   Have you ever had or been advised to have surgery, or
     diagnosis or treatment for diabetes, heart disease or
     disorder, stroke, kidneys, respiratory or nervous system
     disorder, cancer, high blood pressure, or tumor?           [_] Yes   [_] No
2.   Have you been hospitalized at any time during the last
     five years?                                                [_] Yes   [_] No
3.   Have you received treatment or joined an organization
     because of alcohol or drug use or been medically
     advised to do so?                                          [_] Yes   [_] No
4.   a) Have you ever had or been treated or diagnosed by a
        member of the medical profession for AIDS (Acquired
        Immune Deficiency Syndrome) or ARC (AIDS Related
        Complex)?                                               [_] Yes   [_] No
     b) Have you tested positive for antibodies to the AIDS
        (Human Immunodeficency Virus: HIV) virus?               [_] Yes   [_] No
5.   Are you disabled and/or not performing all of the duties
     of your occupation or profession?                          [_] Yes   [_] No
6.   Height___________________ Weight________________

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REMARKS:      (Use separate piece of paper of additional space is needed)

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  Name &
Question #       Date       Nature of Condition       Duration         Result
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HOME OFFICE ENDORSEMENT:                       Plan #_________________________
------------------------
                                               Date of Issue _________________

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                                                        (Home Office Use Only)
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Employee hereby authorizes payroll deductions of any premiums paid for insurance purchased from Paragon Life Insurance Company.


                                       _________________________________________
                                                   Signature of Employee

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I have read the above questions and answers. I declare that the answers are complete and true to the best of my knowledge and belief. I agree that this application will be part of the policy, if one is issued.

                    MIB, Inc. (Medical Information Bureau)
You are our most important source of information, but we may also collect or verify information by contact the Medical Information Bureau. Information regarding your insurability will be treated as confidential. We may make a brief report to MIB, Inc. It is a non-profit membership Organization of insurance companies. It provides an information exchange for its members. If you apply to another member company for life or health insurance or submit a claim for benefits, MIV, Inc., by request will supply the member with information in its file.
You may request from MIB, Inc., any information it may have in your file. (Medical information will be released only to your physician.) You may question the accuracy of the information. You may seek a correction by contacting MIB. This is in accordance with the guidelines set forth in the federal Fair Credit Reporting Act. MIB, Inc.'s full address is below.
We may also release information to our reinsurers and to other life insurance companies to whom you may apply for life or health insurance, or submit claim.

                MIB, Inc. *Post Office Box 105* Essex Station*
                 Boston, Massachusetts 02110*  (617) 426-3660

     I authorize Paragon Life, its reinsurers, employees, insurance support organizations, and their representative to obtain information about me to evaluate this application. This information may be about (a) age; (b) medical history, condition and care; (c) physical and mental health; (d) income; (e) other personal characteristics; and (f) other insurance. It includes the use of alcohol, drugs, and tobacco.
     I authorize any Physician, health care professional, hospital, clinic, medical facility, the Veterans Administration, the MIB, Inc., employer, or other insurance company to release information about me to Paragon Life or its representatives on receipt of this authorization. Paragon Life ir its representatives may release this information about me to its reinsureres, MIB, Inc., or other insurance company to whom I have applied or to whom a claim has been made. No other release may be made except as allowed by law or I further authorize.
     This form is valid for 30 months from the date it is signed. A photographic copy is as valid as the original. I have a right to receive a copy of this upon request.


Dated at _______________________________ on ____________________________________
                 City and State                 Month        Day        Year

                                             ___________________________________
                                                Signature of Proposed Insured



Agent: To the best of your knowledge is The insurance applied for intended to replace
Any existing life insurance or annuities?

[_] Yes     [_] No
                                            ____________________________________
                                            Signature if Licensed Resident Agent



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